Exhibit 99.1

Contact:

David Smith

(646) 822-3700

NEW SENIOR ANNOUNCES SETTLEMENT AND PROPOSED GOVERNANCE CHANGES

NEW YORK — April 24, 2019 — New Senior Investment Group Inc. (“New Senior” or the “Company”) (NYSE: SNR) announced today it has reached an agreement to settle a derivative lawsuit brought on behalf of the Company against members of the Company’s Board of Directors (the “Board”), Fortress Investment Group LLC and its affiliates (collectively, “Fortress”) and Holiday Acquisition Holdings LLC (“Holiday”). The settlement provides for the payment of $53 million to the Company and the recommendation of certain corporate governance changes in exchange for customary releases. The settlement remains subject to the approval of the Delaware Court of Chancery, with the proposed cash payment to be reduced by any amounts awarded by the Court to counsel for the plaintiff in the action. After negotiation of the principal terms of the Settlement, New Senior agreed that plaintiff’s counsel will request that the Court approve a fee and expense award equal to $14.5 million, which is inclusive of attorneys’ fees and out of pocket expenses.

The proposed governance changes include amendments to the Company’s certificate of incorporation and bylaws to eliminate the Company’s classified Board over a period of three years and an amendment to the bylaws providing for the election of directors by a majority of the votes cast in uncontested elections. The implementation of these changes is subject to approval by the Company’s stockholders at the Company’s 2019 annual meeting, and the Board has agreed to submit and recommend these changes to the stockholders at the annual meeting.

Subject to the receipt of Court approval, the settlement would resolve claims initially brought in the Delaware Court of Chancery on December 27, 2016 relating to the Company’s 2015 public offering and acquisition of a 28-property portfolio from Holiday and the Company’s management agreements with Fortress.

ABOUT NEW SENIOR

New Senior Investment Group Inc. (NYSE: SNR) is a publicly-traded real estate investment trust with a diversified portfolio of senior housing properties located across the United States. As of December 31, 2018, New Senior is one of the largest owners of senior housing properties, with 133 properties across 37 states. More information about New Senior can be found at www.newseniorinv.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the proposed settlement, amounts to be paid to the Company and to plaintiff’s counsel in connection with the proposed settlement and the proposed corporate governance changes. These statements are not historical facts. They represent current expectations regarding future events and are subject to a number of risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties relating to Court approval of the proposed settlement and stockholder approval of the proposed corporate governance changes. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of these and other risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual and quarterly reports filed with the Securities and Exchange Commission, which are available on the Company’s website (www.newseniorinv.com). New risks and uncertainties emerge from time to time, and it is not possible for New Senior to predict or assess the impact of every factor that may cause its actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and New Senior expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in New Senior’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.